Exhibit 5.1

Harney Westwood & Riegels Craigmuir Chambers PO Box 71, Road Town Tortola VG1110, British Virgin Islands Tel: +1 284 494 2233 Fax: +1 284 494 3547 www.harneys.com
8 February 2010	Your Ref
Our Ref 011609.0004/JAD
BY E-MAIL	Doc ID 2381212_4

China Ceramics Co., Ltd
Craigmuir Chambers
Road Town
Tortola
British Virgin Islands

Dear Sirs

China Ceramics Co., Ltd., Company No. 1542549 (the “Company”)

1.
We are lawyers qualified to practise in the British Virgin Islands and have acted as legal counsel to the Company.  We been asked to advise in connection with the Registration Statement on Form F-1 (the “Registration Statement”) being filed with the United States Securities and Exchange Commission under the United States Securities Act of 1993, as amended (the “Securities Act”), for the registration for resale by the selling shareholders named therein (the “Selling Shareholders”) of up to (a) 16,529,083 shares of no par value in the Company (the “Shares”) and (b) 15,550,000 shares of no par value in the Company underlying warrants which were originally issued by China Holdings Acquisition Corp., a Delaware corporation (“CHAC”) but which were converted into warrants issued by the Company pursuant to the merger of CHAC into the Company on 20 November 2009 (the “Warrant Shares”).

2.	For the purpose of this opinion, we have examined the following documents and records:

(a)	the Registration Statement;

(b)
a copy of the Memorandum and Articles of Association and the Certificate of Incorporation of the Company and the Articles and Plan of Merger with respect to the Company obtained from the British Virgin Islands Registry of Corporate Affairs on 8 February 2010; and

(c)	a certificate issued by a director of the Company dated 8 February 2010;

(d)	the form of the CHAC warrant agreement;

(e)	the legal opinion dated 8 February 2010 of Loeb & Loeb LLP in respect of the warrants on which we have relied;

(f)	information revealed by our searches of:

(i)
the records and information certified by Harneys Corporate Services Limited, the registered agent of the Company, on 5 February 2010 of the statutory documents and records maintained by the Company at its registered office;

(ii)	the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 8 February 2010; and

(iii)	the civil proceedings cause book maintained by the Registry of the High Court of Justice, British Virgin Islands available for public inspection on 8 February 2010,

(the “Searches”).

The above are the only documents or records we have examined and the only enquiries we have carried out.  In particular we have made no enquiries as to matters of fact other than the Searches.

3.	For the purposes of this opinion we have assumed without further enquiry:

(a)	the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the authenticity of such originals;

(b)	the genuineness of all signatures and seals;

(c)	the accuracy and completeness of all corporate minutes, resolutions, certificates and records which we have seen;

(d)	that the information indicated by the Searches is and remains true and correct;

(e)	the accuracy of any and all representations of fact expressed in or implied by the documents we have examined; and

(f)	that no matters arising under any foreign law will affect the views expressed in this opinion.

4.	Based on the foregoing, and subject to the qualifications expressed below, our opinion is as follows:

(a)
Existence and Good Standing.  The Company is a company duly incorporated with limited liability for an unlimited duration under the BVI Business Companies Act (No 16 of 2004), and is validly existing and in good standing under the laws of the British Virgin Islands.  It is a separate legal entity and is subject to suit in its own name.

(b)	Authorised Shares. The Company is authorised to issue a maximum of 51,000,000 shares of a single class.

(c)
Valid Issuance of Shares.  The Shares are validly issued, fully paid and non assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of the shares).

(d)	Valid Issuance of Warrant Shares. The Warrant Shares, when issued in accordance with the warrant agreement, will be validly issued, fully paid and non assessable.

5.
This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the British Virgin Islands as they are in force and applied by the British Virgin Islands courts at the date of this opinion.  We have made no investigation of, and express no opinion on, the laws of any other jurisdiction.  We express no opinion as to matters of fact.  Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Documents.  We express no opinion with respect to the commercial terms of the transactions the subject of this opinion.

6.	We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

7.	In connection with the above opinion, we hereby consent:

(a)	to the use of our name in the Registration Statement, the prospectus constituting a part thereof and all amendments thereto; and

(b)	to the filing of this opinion as an exhibit to the Registration Statement.

In providing this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.  This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully
/s/ HARNEY WESTWOOD & RIEGELS